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                                  EXHIBIT 10.6

   MYKROLIS CORPORATION AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN


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                              MYKROLIS CORPORATION
             AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN

     SECTION 1. PURPOSE OF PLAN. The Mykrolis Corporation 2001 Employee Stock Purchase Plan (the "Prior Plan") was adopted on March 26, 2001 to provide eligible employees of Mykrolis Corporation ("Mykrolis") and such subsidiary corporation(s) of Mykrolis as the Board of Directors of Mykrolis may from time to time designate (collectively referred to as the "Company") with an opportunity, through payroll deductions, to acquire common stock of Mykrolis and 1,000,000 shares of the authorized but unissued Common Stock, $0.01 par value of Mykrolis were reserved for issue thereunder. On October 11, 2001 (the "Effective Date"), the Board of Directors of Mykrolis (the "Board") amended and restated the Prior Plan in order to make various changes to the Prior Plan considered beneficial for continuing to carry out the purposes of such plan, all in the form set forth herein (the "Plan"); this amendment and restatement does not increase the aggregate number of shares that may be issued under the Plan and does not change the designation of corporations whose employees may be offered options under the Plan. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986,as amended (the "Code"). The Company intends that the Plan shall qualify as an "employee stock purchase plan" under section 423 of the Code (including any future amendments or replacements of such section), and the Plan shall be so construed. Terms defined in the text of this Plan shall have the meaning ascribed to them at the location of their definition; a listing of defined terms is set forth in Section 19 below. Any term used herein which is not expressly defined in the Plan but defined for purposes of section 423 of the Code shall have the same meaning when used herein. Because an eligible employee who participates in the Plan may withdraw his or her accumulated payroll deductions and terminate participation in the Plan or any Offering (as defined below) therein at any time during an Offering Period (as defined below), such participating employee is, in effect, given an option which may or may not be exercised during any Offering Period.

     SECTION 2. SHARE RESERVE. The maximum number of shares which may be issued under the Plan shall be 1,000,000 shares of Mykrolis' authorized but unissued Common Stock, $0.01 par value (the "Shares"). In the event that any option granted under the Plan (an "Option") for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option shall be returned to the reserve of Shares available for Option grants under the Plan.

     SECTION 3. ADMINISTRATION. The Plan shall be administered by the Board and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references to the Board shall also

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mean the committee if it has been appointed. All questions of interpretation of the Plan or of any Options shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan and/or any Option. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Options granted pursuant to the Plan; provided, however, that all Participants (as defined in Subsection 6(a) below) granted Options pursuant to the Plan shall have the same rights and privileges within the meaning of section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

     SECTION 4. ELIGIBILITY. Any regular employee of the Company is eligible to participate in the Plan and any Offering (as hereinafter defined) under the Plan except the following: (a) employees who are customarily employed by the Company for less than twenty (20) hours a week and (b) employees who own or hold options to purchase or who, as a result of participation in the Plan, would own or hold options to purchase stock of the Company possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company within the meaning of section 423(b)(3) of the Code.

     SECTION 5.  OFFERINGS

     (a) Offering Periods. Except as otherwise set forth below, commencing on the Effective Date, the Plan shall be implemented by offerings (individually, an "Offering") of twenty-four (24) months duration (an "Offering Period"). An Offering shall commence on April 1 and October 1 of each year and end on the second March 31 and September 30, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish an initial transitional Offering as well as a different term for one or more of the Offerings and/or different commencing and/or ending dates for such Offerings. No employee who becomes eligible to participate in the Plan after an Offering has commenced may participate in that Offering, but such employee may participate in any subsequent Offering provided such employee is still eligible to participate in the Plan as of the commencement of any such subsequent Offering. Eligible employees may not participate in more than one Offering at a time. The first day of an Offering Period shall be the "Offering Date" for such Offering Period. In the event the first and/or last day of an Offering Period is not a business day, the next succeeding business day for Mykrolis shall be deemed the first or last day, as the case may be, of the Offering Period.

     (b) Purchase Periods. Each Offering Period shall consist of four (4) consecutive purchase periods of six (6) months duration (a "Purchase Period"). The last day of each Purchase Period shall be the "Purchase Date" for such Purchase Period. A Purchase Period commencing on April 1 shall end on the next succeeding September 30. A Purchase Period commencing on October 1 shall end on the next succeeding March 31. Notwithstanding the foregoing, the Board may establish a different term for one or more Purchase Periods and/or different commencing dates and/or

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Purchase Dates for such Purchase Periods. In the event that the first and/or last day of a Purchase Period is not a business day, the next succeeding business day for Mykrolis shall be deemed the first or last day, as the case may be, of the Purchase Period.

     (c) Governmental Approval; Shareholder Approval. Notwithstanding any other provision of the Plan to the contrary, any Option granted pursuant to the Plan shall be subject to: (i) obtaining all necessary governmental approvals and/or qualifications of the sale and/or issuance of the Options and/or the Shares, and
(ii) in the case of Options with an Offering Date after an amendment to the Plan, obtaining any necessary approval of the shareholders of the Company required in Section 17 below.

     SECTION 6. PARTICIPATION IN THE PLAN

     (a) Initial Participation. An eligible employee may elect to participate in the Plan effective as of the first Offering Date after satisfying the eligibility requirements set forth in Section 4 above by delivering a subscription agreement authorizing payroll deductions (a "Subscription Agreement") to the Company's Stock Administration office not later than fifteen
(15) calendar days, or such other period as the Company may determine in its sole discretion, prior to such Offering Date; such Employee will thereby become a participant in the Plan ("Participant") on the first day of such Offering Period and will remain a Participant until his or her participation is terminated as provided in the Plan. The Subscription Agreement shall state the eligible employee's election to participate in the Plan and the rate at which payroll deductions shall be accumulated. An eligible employee who does not deliver a Subscription Agreement to the Company's Stock Administration office at least fifteen (15) calendar days, or such period as the Company may determine in its sole discretion, prior to the first Offering Date after becoming eligible to participate in the Plan, shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such employee subsequently enrolls in the Plan by filing a Subscription Agreement with the Company in accordance with this Subsection 6(a).

     (b) Automatic Participation in Subsequent Offerings. A Participant shall automatically participate in each subsequent Offering Period until such time as such Participant ceases to be eligible as provided in Section 4, the Participant withdraws from the Plan pursuant to Section 10 below, or the Participant terminates employment as provided in Section 11 below. A Participant is not required to file an additional Subscription Agreement for such Offering Periods in order to automatically participate therein. Unless otherwise indicated in a subsequently filed Subscription Agreement, the rate at which payroll deductions shall be accumulated with respect to any such subsequent Offering Period shall equal the rate applicable to the immediately preceding Offering Period.

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     SECTION 7. PURCHASE PRICE

     (a) Purchase Price. The purchase price at which Shares may be acquired in any Offering Period under the Plan shall be eighty-five percent (85%) of the lesser of (i) the fair market value of the Shares on the Offering Date of such Offering Period or (ii) the fair market value of the Shares on the Purchase Date applicable to the Shares being purchased during such Offering Period. For purposes of the Plan, the fair market value of the Shares at any point in time shall be determined in accordance with Subsection 7(b) below.

     (b) Fair Market Value of the Shares. The fair market value of the Shares shall be the last sale price, regular way, with respect to the Shares, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, with respect to the Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange; or, if the Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading; or, if the Shares are not listed or admitted to trading, the last quoted price with respect to the Shares, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market with respect to the Shares, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other similar system then in use; or, if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices with respect to the Shares, as furnished by a professional market maker making a market in the Shares selected by the Board in good faith; or, if no such market maker is available, the fair market value of the Shares as of such day as determined in good faith by the Board.

     (c) Automatic Transfer to Low Price Offering Period. To the extent permitted by the Code, any applicable laws, regulations, or stock exchange rules, if the fair market value of the Shares on any Purchase Date in an Offering Period is lower than the fair market value of the Shares on the Offer Date of such Offering Period, then all Participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their Option on such Purchase Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

     SECTION 8. PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     (a) Accumulation of Payroll Deductions. The purchase price of Shares to be acquired during an Offering Period shall be accumulated only by payroll deductions over the Offering Period. Payroll deductions from a Participant's compensation on each payday during the Offering Period (i) shall not exceed ten percent (10%) of such Participant's base pay per month reduced

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by any payroll deductions from such Participant's compensation to purchase stock under any other plan of the Company intended to qualify as an "employee stock purchase plan" under section 423 of the Code, and (ii) shall not be less than one percent (1%) of the Participant's base pay per month. For purposes hereof, a Participant's "base pay" from the Company is an aggregate that (X) shall include all salaries and commissions, and (Y) shall not include annual awards or incentive bonuses and any other payments not specifically referenced in (X) above, except to the extent that the inclusion of any such item with respect to all Participants on a non-discriminatory basis is specifically approved by the Board. Payroll deductions shall commence on the first payday following the first day of a Offering Period or as soon as administratively feasible thereafter and shall continue to the end of such Offering Period unless sooner altered or terminated as provided in the Plan.

     (b) Election to Change Payroll Deduction Rate. A Participant may decrease (but not increase) the rate of payroll deductions with respect to an Offering Period only on or before and effective as of the date three (3) months after the beginning of such Offering Period by filing an amended Subscription Agreement with the Company. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing a new Subscription Agreement with the Company not later than fifteen (15) calendar days, or such other period as the Company may determine in its sole discretion, prior to the beginning of such subsequent Offering Period.

     (c) Participant Plan Accounts. Individual accounts shall be maintained under the Plan for each Participant (a "Plan Account"). All payroll deductions from a Participant's compensation shall be credited to the Participant's Plan Account and shall be deposited with the general funds of the Company. No interest shall accrue on such payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

     SECTION 9. PURCHASE OF SHARES

     (a) Purchase. On each Purchase Date of an Offering Period, each remaining Participant shall automatically purchase, subject to the limitations set forth in Subsections 9(b) and 9(c) below, that number of whole Shares arrived at by dividing the total amount theretofore credited to the Participant's Plan Account pursuant to Subsection 8(c) by the purchase price established for such Offering Period pursuant to Section 7. As soon as practicable thereafter the Company will credit said Shares to the Participant's Plan Account or otherwise evidence the transfer of ownership of said Shares. Upon written request of a Participant, the Company shall issue certificates representing the number of whole Shares credited to the Participant's Plan Account and such number of certificated Shares shall be charged to the Participant's Plan Account. Any cash balance remaining in the Participant's Plan Account after the limitations specified in Subsection 9(b) or 9(c) below

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shall be refunded to the Participant as soon as practicable after the Purchase
Date. No Shares shall be purchased in a given Offering Period on behalf of a Participant whose participation in the Plan has terminated prior to the applicable Purchase Date during such Offering Period.

     (b) Share Limitation. Subject to the adjustments set forth in Section 13 below, no Participant shall be entitled to purchase more than 4,000 Shares in a single Offering.

     (c) Fair Market Value Limitation. Notwithstanding any other provision of the Plan, no Participant shall be entitled to purchase Shares under the Plan (or any other employee stock purchase plan which is intended to meet the requirements of section 423 of the Code sponsored by Mykrolis or a parent corporation or subsidiary corporation of Mykrolis) at a rate which exceeds $25,000 in fair market value (or such other limit as may be imposed by section 423 of the Code) for each calendar year in which the Participant participates in the Plan or any other employee stock purchase plan described in this sentence, as determined in accordance with section 423(b)(8) of the Code.

     (d) Pro Rata Allocation. In the event the number of Shares which might be purchased by all Participants in the Plan exceeds the number of Shares available in the Plan, the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable.

     (e) Rights as a Shareholder and Employee. A Participant shall have no rights as a shareholder by virtue of the Participant's participation in the Plan until the date of issuance of a stock certificate(s) for the Shares being purchased pursuant to the exercise of the Participant's Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued. Nothing herein shall confer upon a Participant any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate he Participant's employment at any time.

     (f) Administrative Procedures, etc. The Company may, from time to time, establish or change (i) limitations on the frequency and/or number of changes in the amount withheld during an Offering, (ii) an exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, (iii) procedures for permitting unequal percentages of payroll withholding from a Participant's compensation in order to accommodate the Company's established payroll procedures or mistakes or delays in following those procedures when processing Participants' withholding elections, and (iv) such other limitations or procedures as may be deemed advisable by the Company in the Company's sole discretion which are consistent with the Plan and section 423 of the Code.

     (g) Expiration of Options. Any portion of a Participant's Option remaining unexercised after the end of the Offering Period to which such right relates

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shall expire and shall be of no further force or effect immediately upon the end of such Offering Period.

     SECTION 10. WITHDRAWAL

     (a) Withdrawal From the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company's payroll office, a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time, and if prior to the end of an Offering Period shall be effective for that Offering Period. A Participant is prohibited from again participating in an Offering upon withdrawal from the Plan during such Offering. A Participant who elects to withdraw from the Plan may again participate in the Plan by filing a new Subscription Agreement in the same manner as set forth in Subsection 6 (a) above for initial participation in the Plan. The Company may impose, from time to time, a requirement that the notice of withdrawal be on file with the Company for a reasonable period of time prior to the effectiveness of the Participant's withdrawal from the Plan.

     (b) Return of Payroll Deductions. Upon withdrawal from the Plan, the accumulated payroll deductions credited to a withdrawing Participant's account shall be returned to the Participant and the Participant's interest in the Plan shall terminate. No interest shall accrue on the payroll deductions of a Participant.

     SECTION 11. TERMINATION OF EMPLOYMENT. Termination of a Participant's employment with the Company for any reason, including retirement or death, or the failure of a Participant to remain an eligible employee, shall terminate the Participant's participation in the Plan immediately. Upon such termination, the payroll deductions credited to the Participant's account shall be returned to the Participant (or in the case of the Participant's death, to the Participant's legal representative) and all of the Participant's rights under the Plan shall terminate. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 4 and 6.

     SECTION 12. REPAYMENT OF PAYROLL DEDUCTIONS WITHOUT INTEREST. In the event a Participant's interest in the Plan is terminated, the Company shall deliver to the Participant (or in the case of the Participant's death or incapacity, to the Participant's legal representative) the payroll deductions credited to the Participant's account. No interest shall accrue on the payroll deductions of a Participant.

     SECTION 13. CAPITAL CHANGES. In the event of changes in the common stock of the Company due to a stock split, reverse stock split, stock dividend, combination, reclassification or like change in the Company's capitalization, or in the event of any merger, sale or reorganization, appropriate adjustments shall be made by the Company in (i) the number and class of Shares of stock subject to

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the Plan and to any outstanding Option, (ii) the purchase price per Share of any outstanding Option and (iii) the Share limitation set forth in Subsection 9(b) above.

     SECTION 14. NONASSIGNABILITY. Only the Participant may elect to exercise the Participant's Option during the Participant's lifetime, and no rights or accumulated payroll deductions of any Participant under the Plan may be pledged, assigned or transferred for any reason, except by will or the laws of descent and distribution, and any such attempt may be treated by the Company as an election by the Participant to withdraw from the Plan.

     SECTION 15. REPORTS. Each Participant shall receive after the last day of each Offering Period a report of the Participant's account setting forth the total payroll deductions accumulated, the number of Shares purchased and the remaining cash balance to be carried over and/or refunded pursuant to Subsection 9 (a) above, if any.

     SECTION 16. PLAN TERM. This Plan shall continue until terminated by the Board or until all of the Shares reserved for issuance under the Plan have been issued.

     SECTION 17. AMENDMENT OR TERMINATION OF THE PLAN. Mykrolis reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable, by vote of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code and the regulations thereunder will have no force or effect unless approved by the shareholders of Mykrolis within twelve (12) months before or after its adoption. The Board may at any time suspend or terminate the Plan. In connection therewith, the Board may either cancel outstanding Options or continue them and provide that they will be exercisable either at the end of the applicable Purchase Period as determined under Section 4 above or on such earlier date as the Board may specify (in which case such earlier date shall be treated as the last day of the applicable Purchase Period).

     SECTION 18. CLAWBACK. The Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate an unfavorable accounting consequence including, but not limited to: (i) altering the Purchase Price for an Offering Period including an Offering Period underway at the time of the change in Purchase Price; (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and (iii) allocating shares. Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

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     SECTION 19. LIST OF DEFINED TERMS AND LOCATION OF DEFINITION. The following terms shall have the meaning ascribed to them at the indicated location of definition:

     Defined Term                          Location of Definition
     ------------                          ----------------------
       Base Pay                                Subsection 8 (a)
       Board                                   Section 1
       Code                                    Section 1
       Company                                 Section 1
       Effective Date                          Section 1
       Mykrolis                                Section 1
       Offering                                Subsection 5(a)
       Offering Date                           Subsection 5(a)
       Offering Period                         Subsection 5(a)
       Option                                  Section 2
       Participant                             Subsection 6(a)
       Plan                                    Section 1
       Plan Account                            Subsection 8(c)
       Prior Plan                              Section 1
       Purchase Date                           Subsection 5(b)
       Purchase Period                         Subsection 5(b)
       Shares                                  Section2
       Subscription Agreement                  Subsection 6(a)